Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Nano-X Imaging Ltd of our report dated February 18, 2020, except with respect to the matters which have removed the substantial doubt about the Company’s ability to continue as a going concern discussed in Note 1d and Note 12(d),(e), (f),(g) as to which the date is July 30, 2020, relating to the financial statements of Nano-X Imaging Ltd, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
February 8, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, PwC Israel, 146 Derech Menachem Begin St. Tel-Aviv 6492103,
P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax: +972 -3- 7954556, www.pwc.com/il

Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity